EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2018)

Subsidiaries (1)		Percentage Attributable to Our Company	Place of Incorporation
1.	CISG Holdings Ltd. (2)	100%	BVI
2.	Minkfair Insurance Management Limited (3)	100%	Hong Kong
3.	CNinsure Holdings Ltd. (4)	100%	BVI& Hong Kong
4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (formerly known as CNinsure Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd.). (5)	100%	PRC
5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (also known as CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.) (5)	100%	PRC
6.	Fanhua Insurance Sales Service Group Company Limited (formerly known as CNinsure Insurance Sales Service Group Company Limited) (6)	100%	PRC
7.	Guangdong Meidiya Investment Co., Ltd. (7)	100%	PRC
8.	Litian Zhuoyue Software (Beijing) Co., Ltd. (7)	100%	PRC
9.	Beijing Fanlian Investment Co., Ltd. (8)	100%	PRC
10.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (9)	100%	PRC
11.	Tibet Zhuli Investment Co. Ltd.(9)	100%	PRC
12.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (10)	100%	PRC
13.	Sichuan Yihe Investment Co., Ltd.(11)	100%	PRC
14.	Fujian Fanhua Investment Co. Ltd. (formerly known as Fujian CNinsure Investment Co. Ltd.) (12)	100%	PRC
15.	InsCom Service Limited (3)	100%	CAI
16.	InsCom Management Limited(13)	100%	BVI
17.	InsCom Century Limited(14)	100%	HK
18.	Guangdong Ying Si Kang Information Technology Consulting Co., Ltd. (15)	100%	PRC
19.	InsCom Holdings Limited (3)	100%	BVI
20.	InsCom Group Limited(16)	100%	BVI
21.	InsCom HK Limited(17)	100%	Hong Kong

Subsidiaries (1)		Percentage Attributable to Our Company	Place of Incorporation
22.	Shenzhen Xinbao Investment Management Co., Ltd. (7)	100%	PRC
23.	Fanhua Century Insurance Co., Ltd. (formerly known as CNinsure Century Insurance Sales & Service Co., Ltd.) (18)	100%	PRC
24.	Shenzhen Baowang E-commerce Co., Ltd.(formerly known as Shenzhen InsCom E-commerce Co., Ltd.)(19)	100%	PRC
25.	Shenzhen Dianlian Information Technology Co., Ltd. (20)	100%	PRC
26.	Shenzhen Qunabao Information Technology Co., Ltd. (7)	100%	PRC
27.	Shenzhen Bangbang Auto Services Co., Ltd. (7)	100%	PRC
28.	Guangdong Fanhua Bluecross Health Management Co., Ltd (formerly known as Guangdong CNinsure Bluecross Health Management Co., Ltd.)(22)	100%	PRC

Insurance Agencies
29.	Fanhua Lianxing Insurance Sales Co., Ltd. (formerly known as CNinsure Lianxing Insurance Sales Co., Ltd.) (21)	100%	PRC
30.	Hubei Fanhua Insurance Agency Co., Ltd. (formerly known as Hubei CNinsure Insurance Agency Co., Ltd.) (22)	100%	PRC
31.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (formerly known as Jiangsu CNinsure Lianchuang Insurance Agency Co., Ltd.) (22)	100%	PRC
32.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (formerly known as Zhejiang CNinsure Tongchuang Insurance Agency Co., Ltd.) (22)	100%	PRC
33.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (formerly known as Liaoning CNinsure Gena Insurance Agency Co., Ltd.) (22)	100%	PRC
34.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (formerly known as Shanghai CNinsure Guosheng Insurance Agency Co., Ltd.) (22)	100%	PRC
35.	Jiangxi Fanhua Insurance Agency Co., Ltd. (formerly known as Jiangxi CNinsure Insurance Agency Co., Ltd.) (22)	100%	PRC
36.	Hunan Fanhua Insurance Agency Co., Ltd. (formerly known as Hunan CNinsure Insurance Agency Co., Ltd.) (23)	55%	PRC

Insurance Claims Adjusting Firms
37.	Guangdong Fanhua Fangzhong Investment Management Co., Ltd. (formerly known as Guangdong CNinsure Fangzhong Investment Management Co., Ltd.) (24)	51%	PRC

Subsidiaries (1)		Percentage Attributable to Our Company	Place of Incorporation
38.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as CNinsure Insurance Surveyors & Loss Adjustors Co., Ltd.) (25)	44.7%	PRC
39.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as Shanghai CNinsure Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd.) (26)	44.2%	PRC
40.	Shenzhen Fanhua Training Co., Ltd. (formerly known as Shenzhen CNinsure Training Co., Ltd.)(27)	44.7%	PRC
41.	Shenzhen Fanhua Software Technology Co., Ltd. (formerly known as Shenzhen CNinsure Software Technology Co., Ltd.) (27)	44.7%	PRC
42.	Shenzhen Huazhong United Technology Co., Ltd. (28)	44.7%	PRC
43.	Guangzhou Suiyuan Insurance Surveyors & Loss Adjustors Co., Ltd. (29)	99.9%	PRC

Affiliated Entities
1.	Fanhua Puyi Investment Management Co., Ltd. (formerly known as CNinsure Puyi Fund Sales Co., Ltd.)(30)	15.4%	PRC
2.	Sincere Fame International Limited(31)	20.6%	BVI
3.	Shenzhen Chetong Network Co., Ltd. (32)	8.9%	PRC
4.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (33)	17.7%	PRC

_________________________

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by Fanhua Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd., Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(8)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(9)	100% of the equity interests in this company are held directly by Litian Zhuoyue Software (Beijing) Co., Ltd.

(10)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(11)	We beneficially owned 100% of the equity interests in this company, of which 55% of the equity interests in this company are held directly by Meidiya Investment Co., Ltd. and the remaining 45% by Sichuan Yihe Investment Co., Ltd.

(12)	100% of the equity interests in this company are held directly by Inscom Service Limited.

(13)	100% of the equity interests in this company are held directly by Inscom Management Limited.

(14)	100% of the equity interests in this company are held directly by InsCom Century Limited.

(15)	100% of the equity interests in this company are held directly by Inscom Holdings Limited.

(16)	100% of the equity interests in this company are held directly by Inscom Group Limited.

(17)	We beneficially own 100% equity interest in this company, of which 99% of the equity interests are held directly by Fanhua Insurance Sales Service Group Company Limited and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(18)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.

(19)	100% of the equity interests in this company are held directly by Fanhua Century Insurance Sales & Service Co., Ltd.

(20)	100% of the equity interests in this company are held directly by Tibet Zhuli Investment Co., Ltd.

(21)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd..

(22)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(23)	55% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(24)	51% of the equity interests in this company are held directly by Guangdong Meidiya Investment Co., Ltd.

(25)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.

(26)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.

(27)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(28)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(29)	99.9% of the equity interests in the company are held directly by Fanhua Insurance Sales Service Group Company Limited.

(30)	15.4% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(31)	20.6% of the equity interests in this company are held directly by CISG Holdings Ltd.

(32)	We beneficially own 8.9% equity interests in this company. 19.9% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(33)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.2% of the equity interests.